UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                             ____________


                              FORM 8-K

                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report: December 26, 2000


                            DYNEX CAPITAL, INC.
            (Exact Name of Registrant as Specified in Charter)


Virginia               1-9819                            52-1549373
(State or Other    (Commission File Number)           (IRS Employer
Jurisdiction of                                       Identification No.)
Incorporation)

      4551 Cox Road, Suite 300, Glen Allen, Virginia          23060
      (Address of Principal Executive Offices)              (Zip Code)


                                (804) 217-5800
           (Registrant's telephone number, including area code)



Item 5.       OTHER EVENTS.


     As previously disclosed in other filings, on November 7, 2000, the Company and California Investment Fund, LLC ("CIF") entered into an Agreement and Plan of Merger, dated as of November 7, 2000 (the "Merger Agreement"), by and among, the Company, CIF and DCI Acquisition Corporation, a newly created subsidiary of CIF. The Merger Agreement provides for CIF to acquire 100% of the equity of the Company for a purchase price of $90 million in cash.

     On December 22, 2000, the Company delivered a letter to CIF which declared that CIF was in breach of the terms of the Merger Agreement. The breach is related to CIF's obligation to provide certain evidence of financing of the transaction in accordance with the terms of the Merger Agreement. In the letter, the Company also reserved its rights to terminate the Merger Agreement if CIF does not agree to satisfy certain conditions relating to the obtaining of financing and other matters.

              .



Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1     Dynex Capital, Inc. Press Release, dated December 22, 2000.






                                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 26, 2000                            DYNEX CAPITAL, INC.


                                                  By:      /s/
                                                           Thomas H. Potts
                                                           President




                                                       EXHIBIT INDEX

Number            Description                                  Method of Filing

99.1          Dynex Capital, Inc. Press Release,               Filed herewith
                  dated December 22, 2000.



                               Exhibit  99.1



                          PRESS RELEASE


FOR IMMEDIATE RELEASE                              CONTACT:   Kathy Fern
December 22, 2000                                             804-217-5800


                                     DYNEX CAPITAL, INC.
                           UPDATES MARKET ON STATUS OF MERGER WITH
                                 CALIFORNIA INVESTMENT FUND


     Dynex Capital, Inc. (NYSE: DX) announced today that in a letter to California Investment Fund, LLC ("CIF") dated December 22, 2000, the Company declared CIF in breach of the terms of the merger agreement entered into between the parties on November 7, 2000. The breach relates to CIF's obligation to provide certain evidence of financing in accordance with the terms of the merger agreement. In the letter, Dynex reserved the right to terminate the merger agreement with CIF for such breach if CIF does not agree to and satisfy certain conditions relating to obtaining financing and other matters. CIF has until 5:00 PM Eastern Time on Wednesday, December 27, 2000 to agree to the terms of the letter.

     Separately, as previously reported, the Company's credit facility agented by Chase Bank of Texas, related to the letters of credit on its multifamily tax-exempt bonds, expired as of the end of October. The Company has been unable to secure a formal extension of such agreement, but the lenders thereunder have not taken any adverse actions at this time.

     The Company also announced that it will not declare a dividend to the Series A, Series B and Series C preferred shareholders for the fourth quarter of 2000. Dividends on the preferred stock are cumulative and the Company is not permitted to pay any dividends on its common stock until the cumulative preferred dividends have been declared and paid in full. The preferred stock dividends are current through the July 31, 1999 payment date. The Company also reported that it will not pay a dividend on its common stock for the quarter.

     Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes. Note: This document contains "forward-looking statements"(within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen external factors. As discussed in the Company's filings with the SEC, these factors may include, but are not limited to, changes in general economic conditions, disruptions in the capital markets, fluctuations in interest rates, increases in costs and other general competitive factors.

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